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11-19-98

                                                                      EXHIBIT 21

               UNION PACIFIC RESOURCES GROUP INC. AND SUBSIDIARIES

UNION PACIFIC RESOURCES GROUP INC.
    Big Island Trona Company
    Bitter Creek Coal Company
    Hanna Basin Coal Company
         Union Pacific Resources Company
                   Basic Resources International (Bahamas) Limited
              Highlands Gas Corporation
                   Highlands NGL Pipeline Company
                        United LP Gas Corporation
              Norcen Energy Resources (Barbados) Limited
              Union Pacific Austin Chalk Company
              Union Pacific Fuels, Inc.
                   Fuels Pipeline, Inc.
              Union Pacific Highlands Gathering and Processing Company Union Pacific International Petroleum Company
                   Union Pacific Petroleum Suez Production Ltd.
                   Union Pacific Resources Argentina S.A.
              Union Pacific Oil and Gas Holding Company
                   Union Pacific Oil and Gas Company
                        Union Pacific Gas Gathering, Inc.
              Union Pacific Refining, Inc.
              Union Pacific Resources Inc.
                   Union Pacific Resources Venezuela, S.A.
                        UP Petroleo III Ltd.
              Union Pacific Resources Pipeline Company
                   Golden Spike Gathering, Inc.
                        Union Pacific Wyoming Gathering, Inc.
                   High Plains Gas Gathering, Inc.
                   Panola Pipe Line, Inc.
                   Union Pacific Arguello Pipeline, Inc.
                   Union Pacific Crude Pipeline, Inc.
                   Union Pacific Gas Pipeline, Inc.
                        Union Pacific Chalk Pipeline, Inc.
              UPR Operating Company
    Rock Springs Royalty Company
    Union Pacific Realty Company
         Upland Industries Corporation
              Union Pacific Land Resources Corporation
                   UPR Energy Services Inc.